FOURTH AMENDMENT TO
                       AGREEMENT OF LIMITED PARTNERSHIP OF
                   INDIANA LITHOTRIPTERS LIMITED PARTNERSHIP I

                  THIS AMENDMENT, effective as of the 30th day of September, 1999, is entered into by and among Lithotripters, Inc., a North Carolina corporation and the General Partner of Indiana Lithotripters Limited Partnership I, an Indiana limited partnership (the "Partnership"), and the Limited Partners of the Partnership.

                                R E C I T A L S:
                                 ---------------

                  1. The General Partner and the Limited Partners, hereinafter collectively referred to as the "Partners," are parties to that certain Agreement of Limited Partnership of Indiana Lithotripters Limited Partnership I, as amended (the "Agreement").

                  2. Effective as of September 30, 1999, the General Partner and the requisite percentage of the Limited Partners consented in writing to the following amendments to the Agreement, such amendments intended to: (i) allow the General Partner the authority to periodically offer and sell additional limited partner interests (a "Dilution Offering") to local investors;(ii) clarify and strengthen the noncompetition provisions of Articles 15.3 and 18.3 of the Agreement; (iii) add a new provision to the Agreement to prevent the disclosure of Confidential Partnership Information that might harm the Partnership and its Partners; and (iv) allow the General Partner, in its sole discretion, to elect to assign to the Partnership its rights under Article 18 of the Agreement to purchase the Partnership Interest of any deceased, insolvent or competing Limited Partner:

                  NOW, THEREFORE, in accordance with Articles 28 and 29 of the Partnership Agreement and pursuant to the written consent of the General Partner and the requisite percentage of the Limited Partners, the parties hereto agree as follows:

                           The Agreement is hereby amended as set forth in Exhibits A, B and C attached hereto.

                            [Signature Page Follows]



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                  IN WITNESS WHEREOF, the Partners have hereunto set their hands and seals effective as of the date first above written.

                           GENERAL PARTNER:

                           LITHOTRIPTERS, INC., a North Carolina corporation and
                              sole general partner of the Partnership

                               By:_________________________________________
                               Title:________________________________________



                                                 ALL THE LIMITED PARTNERS OF
                                                 THE PARTNERSHIP WHOSE NAMES
                                                 APPEARED ON SCHEDULE A-3

                                         By:/s/ Joseph Jenkins, M.D.
                                         ---------------------------
                                                     Joseph Jenkins, M.D.
                                                     Attorney-in-Fact*
--------
     *Pursuant to a Power of Attorney given by the Limited Partners in the Agreement.



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                                    EXHIBIT A

                           DILUTION OFFERING AMENDMENT

1. Capitalized terms used in this Exhibit and not otherwise defined shall have the same meaning as provided in the Agreement of Limited Partnership (the "Partnership Agreement") of Indiana Lithotripters Limited Partnership I (the "Partnership").

2. The purpose of this Exhibit is to set forth a proposed amendment to the Partnership Agreement that would give the General Partner the authority periodically to offer and sell additional limited partner interests ("Dilution Offerings") to local investors who are not Limited Partners in the Partnership ("Qualified Investors"). As required by Article 29 of the Partnership Agreement, to be effective this amendment must be approved by the Partners representing two-thirds of the aggregate interests in the Partnership.

3. The purposes of a Dilution Offering are (i) to raise additional capital for any valid Partnership purposes, and (ii) to assure the highest quality of patient care by admitting Qualified Investors to the Partnership who will be dedicated and motivated as owners to follow the Partnership's treatment protocol, and comply with its quality assurance and outcome analysis programs. Any additional capital raised by the Partnership in a Dilution Offering can be used for any legitimate Partnership purpose, including upgrading the imaging components of the Partnership's Siemens Lithostar(TM)extracorporeal shockwave lithotripter and funding Partnership expenses as the General Partner deems appropriate.

4. In the event the Dilution Offering Amendment receives the requisite approval of the Limited Partners, the General Partner intends to conduct a Dilution Offering for the purposes of raising additional capital to upgrade the imaging components of the Partnership's Lithostar(TM) and to fund other Partnership expenses deemed appropriate by the General Partner.

5. Any sale of limited partner interests to Qualified Investors will result in the proportionate dilution of the Partnership Percentage Interests of the existing Partners; i.e., the interests of the General Partner and the Limited Partners in Partnership allocations, cash distributions and voting rights will be proportionately reduced by a successful Dilution Offering.

6. The General Partner has determined that the purchase price per 1% Partnership Interest offered in the initial planned Dilution Offering will be at its fair market value as determined by an independent third party appraiser. The price for Units sold in future Dilution Offerings also must be at a price no less than fair market value as determined by the General Partner.

7. Upon the successful sale of Partnership Interests in a Dilution Offering, the General Partner will prepare and attach a new Schedule A to the Partnership Agreement to reflect (i) the Partners' adjusted Percentage Interests in the Partnership, and (ii) the admission of the new Limited Partners to the Partnership.



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                                    EXHIBIT B

                          NONCOMPETITION PROVISION AND
                      CONFIDENTIALITY PROVISION AMENDMENTS

                  Capitalized terms used in this Exhibit and not otherwise defined shall have the same meaning as provided in the Agreement of Limited Partnership (the "Partnership Agreement") of Indiana Lithotripters Limited Partnership I (the "Partnership").

                       Noncompetition Provision Amendment

                  Article 15.3 of the Partnership Agreement is hereby amended by deleting the current provision in its entirety and by substituting the language set forth below:

                           15.3 Outside Activities. The Limited Partners agree that they owe fiduciary duties to the Partnership and, as a consequence, each Limited Partner (that is not the General Partner or an Affiliate of the General Partner) agrees that he or she shall not engage in "Outside Activities" (as defined below) in the "Market Area" (as defined below) while he or she is a Limited Partner in the Partnership. The phrase "Outside Activities" means directly or indirectly owning, leasing or subleasing a lithotripter (or any similar equipment or competing devices used for treating renal or biliary stone disease) or any other therapeutic equipment acquired by the Partnership as permitted by Article 4. Prohibited indirect ownership shall include the direct or indirect ownership of any interest in a business venture (through stock ownership, partnership interest ownership, ownership by or through a close family member, or as otherwise determined in good faith by the General Partner) involving the ownership, purchase, lease, sublease, promotion, management or operation of a lithotripter (or similar equipment or competing devices used for treating renal or biliary stone disease) or other competing device or equipment, unless the General Partner determines that such activity by the Limited Partners is not detrimental to the best interests of the Partnership.

                           Upon the termination or transfer of a Limited Partner's interest in the Partnership for any reason, including a transfer pursuant to Article 18.3 hereof, the withdrawing Limited Partner shall not, for a period of two (2) years following the date of his or her withdrawal, engage in any Outside Activities in any "Market Area" in which the Partnership is transacting business or within the prior twelve months has transacted business (the "Restricted Facilities"). For the purposes of this Article 15.3, the term "Market Area" shall mean (i) the area within a ten mile radius of any Restricted Facility, but if such area is determined by a court of competent jurisdiction to be too broad, then it shall mean (ii) the area within a five mile radius of any Restricted Facility, but if such area is determined by a court of competent jurisdiction



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         to be too broad  then it shall  mean  (iii) the area  within a two mile radius of any Restricted Facility.

                           In the event a Limited Partner wishes and intends to engage in an Outside Activity in a Market Area, he or she must provide written notice of such intent to the General Partner prior to engaging in the Outside Activity. The written notice shall be deemed an election by the Limited Partner to withdraw from the Partnership (the "Notice of Withdrawal"), and shall give the General Partner the purchase rights as provided in Article 18.3 hereof. After the Notice of Withdrawal, the former Limited Partner may engage in an Outside Activity in the Market Area only after waiting the period of two years specified in this
         Article 15.3. In the event of breach of the waiting period, the Partnership shall be entitled to any remedy at law or equity with respect to such breach, including without limitation an injunction or suit for damages.

                           If a Limited Partner during his or her participation in the Partnership engages in an Outside Activity in a Market Area without first notifying the General Partner in violation of this
         Article 15.3, the Limited Partner shall be deemed to have given a Notice of Withdrawal on the date the General Partner first becomes aware of the Limited Partner's Outside Activity in the Market Area. Upon receiving a Limited Partner's Notice of Withdrawal or equivalent thereof, the General Partner may invoke the purchase rights provided in
         Article 18.3 and shall be entitled to any other remedy at law or equity including without limitation an injunction or suit for damages.

                  Article 18.3 of the Partnership Agreement is hereby amended by deleting the current provision in its entirety and by substituting the language set forth below.

                           18.3 Breach of Article 15.3. In the event the General Partner either receives a Notice of Withdrawal as provided in Article
         15.3 or receives notice of a breach of Article 15.3 by a Limited Partner (the "Defaulting Limited Partner"), the General Partner may elect, in its sole discretion, to treat such event as a default under this Agreement and enforce the provisions of this Article 18.3. If the General Partner elects to enforce the provisions of this Article 18.3, the General Partner shall give written notice of such election (the "Notice of Default") to the Defaulting Limited Partner within 180 days of the date the General Partner first received notice of the defaulting event. Upon giving the Notice of Default, the General Partner shall have the option to purchase at the Closing (as defined below) the Partnership Interest of the Defaulting Limited Partner (which Defaulting Limited Partner shall then become obligated to sell such Partnership Interest) at the price determined in the manner provided in
         Article 18.5 of this Agreement and on the terms and conditions provided in Article 18.6 of this Agreement. The General Partner shall have a period of thirty (30) days following the date of the Notice of Default (the "Option Period") within



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         which to notify in writing the Defaulting Limited Partner,  whether the
         General Partner wishes to purchase all or a portion of the Partnership Interest of the Defaulting Limited Partner. If the General Partner does not elect to purchase the entire Partnership Interest of the Defaulting Limited Partner before the expiration of the Option Period and in the manner provided herein, the portion of the Partnership Interest not purchased shall be held by the Defaulting Limited Partner pursuant to the terms of this Agreement.

                       Confidentiality Provision Amendment

                  Article 15 of the Partnership Agreement is hereby amended by adding a new Article 15.4 as set forth below:

                           15.4 Disclosure of Confidential Information. Each Limited Partner acknowledges and agrees that his or her participation in the Partnership under this Agreement necessarily involves his or her understanding of and access to certain trade secrets and other confidential information pertaining to the business of the Partnership. Accordingly, each Limited Partner (other than the General Partner and its Affiliates that may also hold Limited Partner interests) agrees that at all times during his or her participation in the Partnership as a Limited Partner and thereafter, he or she will not, directly or indirectly, without the express written authority of the Partnership, unless required by law or directed by a applicable legal authority having jurisdiction over the Limited Partner, disclose or use for the benefit of any person, corporation or other entity (other than the
         Partnership), or himself or herself, (i) any trade, technical, operational, management or other secrets, any patient or customer lists or other confidential or secret data, or any other proprietary, confidential or secret information of the Partnership or (ii) any confidential information concerning any of the financial arrangements, financial positions, hospital or physician contracts, third party payor arrangements, quality assurance and outcome analysis programs, competitive status, customer or supplier matters, internal organizational matters, technical abilities, or other business affairs of or relating to the Partnership. The Limited Partners (other than the General Partner and its Affiliates that may also hold Limited Partner interests) acknowledge that all of the foregoing constitutes proprietary information, which is the exclusive property of the Partnership. In the event of breach of this Article 15.4 as determined by the General Partner, the Partnership shall be entitled to any remedy at law or equity with respect to such breach, including without limitation, an injunction or suit for damages.



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                                    EXHIBIT C

                      PURCHASE OPTION ASSIGNMENT AMENDMENT
                       -----------------------------------


                  Capitalized terms used in this Exhibit and not otherwise defined shall have the same meaning as provided in the Agreement of Limited Partnership (the "Partnership Agreement") of Indiana Lithotripters Limited Partnership I (the "Partnership").

                      Purchase Option Assignment Amendment

                  Articles 18.1, 18.2 and 18.3 are hereby amended to allow the General Partner to either exercise its purchase option rights during the Option Period, as provided in such Articles, or to assign such purchase option rights in whole or in part to the Partnership. If the General Partner's purchase option rights are assigned to the Partnership as provided herein, the Partnership shall have the right to use Partnership revenues or borrowings to exercise such rights. Further, Articles 18.5 and 18.6 are also amended by substituting the Partnership as a purchaser to the extent the General Partner elects to assign to the Partnership its purchase option rights under Articles 18.1, 18.2 and 18.3. If the Partnership acquires a Partnership Interest pursuant to the terms of this Amendment, then the General Partner shall have the authority to amend Schedule A to the Partnership Agreement to reflect the deletion of the interests held by the selling Limited Partners (or their successors in interest), and to reflect the increased Percentage Interests of the remaining Partners resulting from the redemption.



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